Exhibit 99.(k)(6)

EXECUTION COPY

REGISTRATION SERVICES AGREEMENT

This Registration Services Agreement is made as of May 11, 2012, by and between AIP MACRO REGISTERED FUND A, a statutory trust organized under the laws of Delaware, with its principal place of business at 100 Front Street, Suite 400, West Conshohocken, Pennsylvania, United States of America (the “Fund”), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of The Commonwealth of Massachusetts, United States of America, with its principal place of business at One Lincoln Street, Boston, Massachusetts 02111, United States of America (“State Street” or “Registration Services Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Fund, pursuant to its constituent documents, may, inter alia, invest in uncertificated shares of, or other interests in, (collectively, “Underlying Interests”) collective investment vehicles, including, without limitation, mutual funds, unit trusts, limited partnerships, and limited liability companies (collectively, “Underlying Funds”);

WHEREAS, the Fund, pursuant to a Custodian Agreement, dated May 11, 2012, has retained State Street, inter alia, to hold confirmation statements which identify Underlying Interests as being recorded in the name of State Street (or a nominee thereof) for the benefit of the Fund;

WHEREAS, the Fund wishes to authorize State Street to (i) effectuate subscriptions by the Fund of Underlying Interests and to register such shares in the name of State Street (or a nominee thereof) for the benefit of the Fund and/or (ii) as applicable, effectuate the re-registration in the name of State Street (or a nominee thereof) for the benefit of the Fund of certain of the Fund’s holdings of Underlying Interests which are held by third party custodians or agents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	EMPLOYMENT OF REGISTRATION SERVICES AGENT TO PROVIDE REGISTRATION SERVICES.

The Fund hereby employs the Registration Services Agent, upon receipt of Proper Instructions (as defined in Section 2.5), to:

(i)	facilitate the subscription by the Fund of Underlying Interests to be registered in the name of State Street (or a nominee thereof) for the benefit of the Fund, (the “Subscription Services”); and

(ii)

re-register, to the extent applicable, in the name of State Street (or a nominee thereof) for the benefit of the Fund certain holdings of Underlying Interests currently held for the account of the Fund by one or more third-party custodians or agents (the “Re-registration Services”, and together with the Subscription Services, the “Registration Services”).

Information Classification: Limited Access

The Fund and the Registration Services Agent acknowledge and agree that, in providing the Registration Services contemplated hereunder, the Registration Services Agent will, inter alia, as applicable, (i) prepare and execute certain (x) subscription agreement and related documentation and/or (y) re-registration related documentation in accordance with the Fund Profile (as defined in Section 6.1 below) and a Power of Attorney substantially in the form attached hereto as Appendix A, as may be amended or supplemented from time to time (the “Power of Attorney”) and (ii) forward such completed documentation on to the relevant Underlying Fund’s Transfer Agent (as defined below). Each of the Fund and the Registration Services Agent hereby further acknowledges and agrees that notwithstanding the Registration Services to be provided by the Registration Services Agent to the Fund hereunder, the books and records maintained by the relevant transfer agent, registrar, administrator, corporate secretary, general partner or other relevant third party service provider (each referred to herein as a “Transfer Agent”) of an Underlying Fund shall be dispositive as to the ownership of Underlying Interests in such Underlying Fund.

2.	RESPONSIBILITY OF REGISTRATION SERVICES AGENT.

2.1 CAPACITY OF REGISTRATION SERVICES AGENT.

In respect to this Agreement, the Fund acknowledges and agrees that the Registration Services Agent shall be deemed to be acting solely as a directed agent of the Fund and not in any other capacity. The Registration Services Agent will execute documents on behalf of the Fund as the Fund’s Attorney-in-Fact.

2.2 SERVICES PROVIDED UPON TIMELY DIRECTION ONLY.

The Registration Services Agent shall not provide any of the Registration Services contemplated under this Agreement unless it has first received:

(i)	Proper Instructions relative to the provision of such Registration Services; and

(ii)

all relevant subscription and/or re-registration-related documentation and information (including, as applicable, (x) an updated Fund Profile (as defined in Section 6.1 below) and (y) executed Fund certification that relevant subscription and/or re-registration-related documentation, as applicable, has been reviewed and approved by the Fund) required by the Registration Services Agent to effectuate the relevant subscription and/or re-registration, as applicable,

(collectively, the “Required Information”) on or before the fourth Business Day prior to the date on which relevant subscription and/or re-registration documentation, as applicable, must be received by the relevant Transfer Agent or other third party (the “Cut-Off Date”). For purposes of this Agreement, “Business Day” means any day, excluding Saturdays and Sundays, on which the New York Stock Exchange is open for business.

Information Classification: Limited Access

Notwithstanding the foregoing, the Registration Services Agent:

(a)

shall not be required to take, or omit to take, any action that the Registration Services Agent reasonably believes would result in violation of any applicable law, rule, regulation or judicial directive.

(b)

agrees to use commercially reasonable efforts to effectuate a subscription and/or re-registration, as applicable, hereunder in the event Required Information relating to said subscription and/or re-registration, as applicable, is received after the Cut-Off Date, provided, however, that, in no event shall the Registration Services Agent be liable to the Fund, the Investment Manager, any Transfer Agent, or any third party, for any failure to effectuate any such subscription and/or re-registration in a timely manner; provided, further, however, that the Registration Services Agent shall not undertake any such efforts until all Required Information has been received by it from the Fund.

2.3 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Registration Services Agent may, at its discretion and without express authority from the Fund, attend to all nondiscretionary details in connection with effectuating the provision of Registration Services.

2.4 ACTIONS UNDERTAKEN AS THE FUND’S ATTORNEY-IN-FACT.

To facilitate the provision by the Registration Services Agent of the Registration Services contemplated hereby, the Fund hereby appoints the Registration Services Agent as its Attorney-in-Fact pursuant to the Power of Attorney.

The Fund does hereby declare that each and every receipt, deed, matter and thing which shall be properly given, made, executed or done by the Registration Services Agent, in its capacity as Attorney-in-Fact of the Fund, for the purposes hereunder shall be as good, valid and effectual to all intents and purposes as if the same had been signed, sealed, delivered, given, made, or done by the Fund itself. The Fund does hereby further undertake at all times to ratify whatever the Registration Services Agent, in its capacity as Attorney-in-Fact of the Fund, shall lawfully do or cause to be done in or concerning the provision of Registration Services by virtue of this Agreement and the Power of Attorney.

2.5 PROPER INSTRUCTIONS.

The term “Proper Instructions” shall mean instructions (including standing instructions) received by the Registration Services Agent from the Fund, the Investment Manager (as defined in Section 5.1 hereof), or any person duly authorized by either of them (each, an “Authorized Person”). Except as set forth in subsection (iv) below, such instructions shall be transmitted in writing, and may be given by (i) a writing signed by the Authorized Person; (ii) a tested communication; (iii) a communication utilizing access codes effected between electro-mechanical or electronic devices, or (iv) such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Registration Services Agent

Information Classification: Limited Access

and the Authorized Person giving such instructions (including, without limitation, oral instructions). The Registration Services Agent shall have no responsibility or liability to the Fund or the Fund’s assets, and shall be indemnified and held harmless by the Fund, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Registration Services Agent. The Fund and/or Investment Manager, as applicable, shall cause its duly-authorized officers to certify to the Registration Services Agent in writing the names and specimen signatures of Authorized Persons. The Registration Services Agent shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or an Investment Manager, as applicable, to the contrary.

Upon any subscription, re-registration or other dealing in respect of Underlying Interests, the Fund or any Authorized Person shall specify on the relevant trade ticket (the “Trade Ticket”) (or where otherwise relevant) the following items:

(a)	Transaction date;

(b)	Whether subscription or another type of transaction, and details of the same;

(c)	Description of relevant Underlying Interests;

(d)	Quantity;

(e)	Price per unit;

(f)	Confirmation that the Fund Profile (as defined in Section 6.1 below) on file with the Registration Services Agent is true and correct; and

(g)	Any other relevant details.

In addition to the foregoing, the Fund and/or the relevant Authorized Person, as applicable, shall ensure that Trade Ticket for the relevant subscription, re-registration or other transaction, as applicable, contains the language attached hereto as Appendix B. Further, in the event that the Transfer Agent contact information for such subscription, re-registration or other dealing in respect of Underlying Interests is different from such contact information included in the Required Information provided to the Registration Services Agent pursuant to Section 2.2 above, then the Fund or any Authorized Person shall also provide the Registration Services Agent with a Proper Instruction including the applicable Transfer Agent details.

The Registration Services Agent shall have no obligation to act on any instructions purported to be given which do not specify any of the above, or in respect to any transaction with respect to which the relevant Trade Ticket does not contain the language set forth on Appendix B, but the provisions of this Agreement shall apply in the event that the Registration Services Agent decides to act upon such purported instructions or in respect to such transactions, and such instructions shall be considered Proper Instructions for purposes of this Agreement. The Registration Services Agent shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Registration Services Agent’s operating policies and practices. To the extent that the Registration Services Agent does not act in accordance with

Information Classification: Limited Access

Proper Instructions because such Proper Instructions conflict with the Registration Services Agent’s operating policies and practices, the Registration Services Agent shall use commercially reasonable efforts to promptly inform the Fund of such conflict. Notwithstanding the foregoing, the Registration Services Agent shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions, provided such delay was reasonable in the circumstances.

3.	COMPENSATION OF THE REGISTRATION SERVICES AGENT.

The Registration Services Agent shall be entitled to compensation for the provision of the Registration Services and expenses incurred as Registration Services Agent as set forth in a written fee schedule (“Fee Schedule”) between the parties hereto (which Fee Schedule may be a part of consolidated Fee Schedule between the parties hereto) until a different compensation shall be agreed upon in writing by the Fund and the Registration Services Agent.

4.	RESPONSIBILITY OF THE REGISTRATION SERVICES AGENT.

4.1 STANDARD OF CARE.

The Registration Services Agent shall be held to a standard of reasonable care in the performance of its duties under this Agreement taking into account the laws, customs, and facts and circumstances prevailing in relevant jurisdictions, provided, however, that the Registration Services Agent shall not be liable to the Fund, the Fund assets or any other party for any loss, damage, claim, cost, expense or other liability arising under or in connection with this Agreement unless caused by the Registration Services Agent’s own fraud, gross negligence or willful misconduct in the discharge of its duties hereunder. The Registration Services Agent shall be responsible only for the performance of the duties set forth in this Agreement as the same are carried out in accordance with what the Registration Services Agent reasonably believes to be local market practice or otherwise in accordance with its operating policies and procedures, and shall have no responsibility for the acts or omissions or any other person, including, without limitation, Transfer Agents. The Registration Services Agent shall use commercially reasonable efforts to promptly inform the Fund in the event that compliance with the Registration Services Agent’s own operating polices and procedures has a material, adverse impact on the Registration Service Agent’s provision of services hereunder.

4.2 INDEMNIFICATION.

The Registration Services Agent shall be kept indemnified and held harmless by, and shall be without liability to, the Fund for any and all losses, claims, actions, liabilities, suits, proceedings or expenses (including reasonable attorney’s fees and disbursements) (each a “Loss”) which may arise:

(i)	in connection with the provision by the Registration Services Agent of the Registration Services contemplated hereby, including, without limitation, any Loss suffered or incurred as a result of:

Information Classification: Limited Access

(a)

the acts or omissions of the Fund, any Investment Manager or any third party, including, without limitation, any Transfer Agent, whose data, services or cooperation, including records, reports and other information, the Registration Services Agent must rely upon in performing its duties hereunder, or

(b)

acting upon any Proper Instructions reasonably believed by it to have been duly authorized by the Fund, any Investment Manager or any other Authorized Person (as defined in Section 2.5 hereof), it being expressly understood and agreed by each of the Fund and the Registration Services Agent that the Registration Services Agent shall have neither the power nor the duty to (x) take any action with respect to Underlying Interests absent Proper Instructions, or (y) question the scope or substance of any such Proper Instructions,

; or

(ii)

from, or in connection with, any misstatement, misrepresentation or error set forth in any document, including, without limitation, subscription agreement and related documentation, executed by the Registration Services Agent in its capacity as Attorney-in-Fact of the Fund pursuant to the Power of Attorney.

In each case, except to the extent any such Loss has not arisen out of the Registration Services Agent’s fraud, gross negligence or willful misconduct.

4.3 LIMITATION OF LIABILITY.

Without prejudice to the generality of the foregoing, the Registration Services Agent shall be without liability to the Fund for any Loss resulting from or caused by: (i) events or circumstances beyond its reasonable control, including without limitation, acts of war or terrorism, governmental or quasi-governmental actions, including the suspension of trading or the suspension of foreign exchange, interruptions of telecommunications or other utilities, disorder in market infrastructure and other force majeure events; (ii) errors by the Fund, any Investment Manager or any other Authorized Person (as applicable) in its instructions to the Registration Services Agent; (iii) the failure of the Fund, any Investment Manager or any other Authorized Person (as applicable) to adhere to the Registration Services Agent’s operational policies and procedures, to the extent that such policies and procedures have been communicated in writing to the Fund, any Investment Adviser or any other Authorized Person (as applicable); (iv) any acts, omissions or insolvency of any third-party, including Transfer Agents; or (v) any delay or failure of any third-party company, corporation, or other body, including relevant Transfer Agents, to take actions required in connection with the ongoing subscription for, or re-registration of, Underlying Interests contemplated hereunder, or any consequential losses arising out of such delay or failure to take such action including, without limitation, non-receipt of bonus, dividends and rights and other accretions of benefits.

Information Classification: Limited Access

In any event, for the services provided hereunder, the Registration Services Agent’s cumulative liability for any calendar year, regardless of the form of action or legal theory, shall be limited to such amounts as may be agreed upon from time to time between the parties hereto.

The Registration Services Agent shall be entitled to rely on, and may act upon, advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

4.4 CONFLICTING CLAIMS.

In the event of any dispute or conflicting claims by any person or persons with respect to Underlying Interests, the Registration Services Agent shall be entitled to refuse to act until either: (a) such dispute or conflicting claim shall have been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Registration Services Agent shall have received written evidence satisfactory to it of such determination or agreement; or (b) the Registration Services Agent shall have received an indemnity, security or both, satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Registration Services Agent may incur as a result of its actions.

4.5 THIRD-PARTY INFORMATION.

The Fund and any third party agents (each, a “Third Party Agent”) including, without limitation, any Transfer Agent, from which the Registration Services Agent shall receive or obtain certain records, reports and other data in connection with the services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Registration Services Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any Loss or damage suffered by the Fund or to the Fund’s assets as a result of the Registration Services Agent’s reasonable reliance on and utilization of such information.

4.6 LEGAL, REGULATORY AND INVESTMENT MANAGER COMPLIANCE.

The Registration Services Agent shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with (i) any law, regulation, policy, restriction or guideline applicable to the Fund, the Underlying Interests or any Investment Manager, or (ii) any term or condition of any agreement between the Fund and any third party, including the Investment Manager.

4.7 INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES.

Notwithstanding anything to the contrary in this Agreement, each of the Fund and the Registration Services Agent hereby agree that in no event shall either the Registration Services Agent or the Fund be liable for indirect, special or consequential damages.

Information Classification: Limited Access

5.	INVESTMENT MANAGERS.

5.1 APPOINTMENT AND TERMINATION OF INVESTMENT MANAGERS.

The Fund at any time may appoint one or more persons to manage the investment of all or any portion of the Fund’s assets (including, inter alia, the Underlying Interests) (each an “Investment Manager”). In such event, the Fund shall promptly notify the Registration Services Agent in writing of the appointment of such Investment Manager, and of the portion of the Fund’s assets over which the Investment Manager may exercise its authority. The Fund shall also promptly notify the Registration Services Agent of the termination of the appointment of any Investment Manager.

5.2 AUTHORITY OF INVESTMENT MANAGERS.

The Registration Services Agent, in performing its duties under this Agreement, shall be entitled to rely upon Proper Instructions from any Investment Manager appointed as set forth above, with such limitations as the Fund and the Registration Services Agent by written agreement provide. In the absence of such limitations, the Registration Services Agent shall be entitled to accept Proper Instructions from the Investment Manager upon the assumption that the Investment Manager may exercise full discretion with regard to all matters under this Agreement.

6.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.

6.1 REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE FUND.

The Fund represents and warrants and covenants, as applicable, to the Registration Services Agent that:

(i)	The Fund has the power to enter into and perform its obligations under this Agreement, and has duly executed this Agreement so as to constitute its valid and binding obligations;

(ii)	In giving any instructions, which purport to be “Proper Instructions” under this Agreement,

(a)

the Fund will act, and will cause any agent or Authorized Person appointed by it or any Investment Manager to act, in accordance with the provisions of all documents establishing the Fund and governing the assets of the Fund (including, inter alia, the Underlying Interests) and any related laws and regulations; and

(b)

in respect of subscriptions for or re-registrations relating to Underlying Interests, the Fund has ensured, or caused any agent or Authorized Person appointed by it or any Investment Manager to ensure, that each and every representation of the Fund contained in any relevant subscription agreement or related documentation or relevant re-registration-related documentation, (x) is true and correct and (y) to the best knowledge of the Fund, will be true and correct at such time that Registration Services Agent executes any such

Information Classification: Limited Access

documentation for and on behalf of the Fund in its capacity as Attorney-in-Fact of the Fund;

(iii)

The Fund will complete a fund profile (the “Fund Profile”) containing relevant information about the Fund and on which the Registration Services Agent may rely in completing subscription, re-registration or other related documentation for and on behalf of the Fund. The Fund will update the Fund Profile to correct information or provide new information relevant to the Fund. The Fund authorizes the Registration Services Agent to rely on the Fund Profile and to use the information contained therein in completing subscription, re-registration and/or other related documentation.

(iv)

The Fund will disclose to the Registration Services Agent such information, including, but not limited to, information concerning itself and the Underlying Interests, as reasonably is required by the Registration Services Agent to provide the Registration Services contemplated hereby, or as otherwise required by applicable law or legal process.

The Fund shall be deemed to repeat each of the foregoing representations and warranties on each date on which the Fund gives instructions (including Proper Instructions) to the Registration Services Agent.

6.2 REPRESENTATIONS AND WARRANTIES OF THE REGISTRATION SERVICES AGENT.

The Registration Services Agent represents and warrants to the Fund that the Registration Services Agent has the power to enter into and perform its obligations under this Agreement, and has duly executed this Agreement so as to constitute its valid and binding obligations.

7.	EFFECTIVE PERIOD, AMENDMENT AND TERMINATION.

This Agreement shall become effective as of the date set forth herein, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual written agreement of the parties hereto and may be terminated by either the Fund or the Registration Services Agent by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing unless a different period is agreed to in writing by the parties.

This Agreement may also be immediately terminated by:

(i) the Fund in the event that:

(a)	the Registration Services Agent has materially breached the terms of this Agreement;

(b)

(x) the Registration Services Agent files a petition seeking protection from its creditors pursuant to applicable bankruptcy, insolvency or similar laws, (y) proceedings in bankruptcy are instituted against the

Information Classification: Limited Access

Registration Services Agent by a third party, or (z) a secured party takes possession of all or substantially all of the Registration Services Agent’s assets, and the same is not discharged or otherwise rectified, as applicable, within thirty (30) days; or

(c)

the Registration Services Agent (x) admits in writing its inability to pay its debts as they fall due or (y) passes a resolution relating to its winding up and/or liquidation (except pursuant to a plan of consolidation, amalgamation or merger).

(ii) the Registration Services Agent in the event that:

(a)	the Fund has materially breached the terms of this Agreement;

(b)

(x) the Fund files a petition seeking protection from its creditors pursuant to applicable bankruptcy, insolvency or similar laws, (y) proceedings in bankruptcy are instituted against the Fund by a third party, or (z) a secured party takes possession of all or substantially all of the Fund’s assets, and the same is not discharged or otherwise rectified, as applicable, within thirty (30) days; or

(c)

the Fund (x) admits in writing its inability to pay its debts as they fall due or (y) passes a resolution relating to its winding up and/or liquidation (except pursuant to a plan of consolidation, amalgamation or merger).

Upon termination of the Agreement, the Fund shall, upon demand, (i) pay to the Registration Services Agent such compensation as may be due as of the date of such termination and (ii) reimburse the Registration Services Agent for any costs, expenses and disbursements incurred by the Registration Services Agent in connection with the provision of services hereunder through such date.

8.	NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	AIP MACRO REGISTERED FUND A 100 Front Street, Suite 400 West Conshohocken, PA 19428-2881 United States of America Attention: Noel Langlois Telephone: (610) 260-7600 Facsimile: (212) 507-8518

Information Classification: Limited Access

With a copy to:	MORGAN STANLEY AIP GP LP 100 Front Street, Suite 400 West Conshohocken, PA 19428-2881 United States of America Attention: Noel Langlois Telephone: (610) 260-7600 Facsimile: (212) 507-8518

To the Registration Services Agent:

STATE STREET BANK AND TRUST COMPANY

State Street Financial Centre

30 Adelaide Street East, Suite 1100

Toronto, Ontario M5C 3G6

CANADA

Attention: Paula Heinzl

Telephone: (647) 775-7799

Facsimile: (647) 259-1375

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five Business Days after posting, in the case of telecopy on the Business Day of receipt thereof (as confirmed by the sender thereof by receipt of an ‘error-free’ transmission report at the completion of the relevant transmission), and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

9.	LAW TO APPLY; CONSENT TO NON-EXCLUSIVE JURISDICTION.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, United States of America, excluding the conflicts of laws principles thereof. The Fund hereby submits to the nonexclusive jurisdiction of the courts of the United States of America and The Commonwealth of Massachusetts, including any appellate courts thereof.

10.	ASSIGNMENT.

Neither this Agreement nor any rights hereunder shall be assigned by any party hereto without the prior written consent of the other party, provided, however, that the Registration Services Agent may assign its interests herein to any of its respective affiliates or subsidiaries with prior written notification to the Fund.

11.	CONFIDENTIALITY.

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto

Information Classification: Limited Access

shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of the party providing the information. The foregoing shall not be applicable to any information that (i) is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) is independently derived by a party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) was already in a party’s possession prior to the execution of this Agreement, (iv) is obtained by a party from a third person who, insofar as is known to such party, is not prohibited from transmitting such information to such party by a contractual, legal or fiduciary obligation, or (v) is required to be disclosed by any court of competent jurisdiction or any relevant governmental or regulatory body, or otherwise by applicable law or regulation. In the event that a party is required to disclose any confidential information pursuant to the proceding subsection (v), then, to the extent permitted by law, the disclosing party shall give prompt notice to the other party. The provisions of this Section 11 shall survive the termination of this Agreement.

12.	SEVERABILITY.

Each Section, subsection (or paragraph), and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall be determined finally to be unlawful, invalid or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

13.	COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, and all such counterparts together shall constitute one and the same instrument.

14.	ENGLISH LANGUAGE.

This Agreement is written in the English language. The English language text of this Agreement shall prevail over any translation thereof.

15.	Provisions Surviving Termination.

The provisions of Sections 4, 7, 9 and 11 of this Agreement shall survive termination of this Agreement for any reason.

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Information Classification: Limited Access

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative(s) as of the date set forth above.

AIP MACRO REGISTERED FUND A

By:
Name: Francie Tai Title: Assistant Treasurer

STATE STREET BANK AND TRUST COMPANY

By:
Name: Title: Executive Vice President

Information Classification: Limited Access

INCUMBENCY CERTIFICATE

AIP MACRO REGISTERED FUND A (“Fund”) hereby certifies, through the duly authorized person(s) whose signature(s) appear below, that the persons whose names appear below are authorized to act on behalf of the Fund, including the authorization to give Proper Instructions, with respect to the Registration Services Agreement between the Fund and STATE STREET BANK AND TRUST COMPANY (the “Registration Services Agent”) dated May 11, 2012. The Fund further certifies that the true signature of each such person is set forth below opposite his name, and that the Registration Services Agent may rely upon this certificate until such time as it receives another certificate bearing a later date.

NAME	SIGNATURE

AIP MACRO REGISTERED FUND A

BY:
Name: Francie Tai Title: Assistant Treasurer

DATE: May 11, 2012

APPENDIX A

Power of Attorney

COMMONWEALTH OF PENNSYLVANIA	)
) ss
COUNTY OF MONTGOMERY	)

1. The undersigned AIP MACRO REGISTERED FUND A is a statutory trust organized under the laws of Delaware, with its principal place of business at 100 Front Street, Suite 400, West Conshohocken, Pennsylvania, United States of America (“FUND”). Pursuant to its constituent documents, the FUND may, inter alia, invest in uncertificated shares of, or other interests in, (collectively, “Underlying Interests”) collective investment vehicles, including, without limitation, mutual funds, unit trusts, limited partnerships and limited liability companies (collectively, “Underlying Funds”).

2. The FUND has retained STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of The Commonwealth of Massachusetts, United States of America (“STATE STREET”), as (a) its custodian pursuant to a Custodian Agreement (the “Custodian Agreement”), by and between the FUND and STATE STREET, dated May 11, 2012, and (b) as its registration services agent to provide the FUND with subscription and re-registration services pursuant to that certain Registration Services Agreement (the “Registration Services Agreement”), by and between the FUND and STATE STREET, dated May 11, 2012. Pursuant to the terms of the Registration Services Agreement, STATE STREET agrees to provide the FUND with subscription and re-registration services, including, inter alia, (a) the preparation and execution of certain subscription agreements and related documentation in connection with the subscription by the FUND of Underlying Interests in Underlying Funds and the registration of these Underlying Interests in the name of STATE STREET for the benefit of the FUND (collectively, the “Subscription Services”), and (b) the preparation and execution of documentation required in connection with the re-registration of Underlying Interests currently held for the benefit or account of the FUND by third-party custodians into the name of STATE STREET for the benefit of the FUND (collectively, the “Re-registration Services”, and together with the Subscription Services, the “Registration Services”). Pursuant to the terms of the Custodian Agreement, STATE STREET agrees to custody, inter alia, certain FUND assets (including Underlying Interests) in the name of STATE STREET for the benefit of the FUND or in a nominee name of STATE STREET for the benefit of the FUND.

3. To facilitate STATE STREET’S provision of the Registration Services to the FUND, the FUND hereby appoints, authorizes and designates STATE STREET, with full power of substitution or resubstitution, to be the true and lawful attorney-in-fact (“Attorney-in-Fact”) of the FUND, with the full power and authority to do and perform any and all acts for and on behalf of FUND that may be necessary and advisable as determined by such Attorney-in-Fact, in its sole discretion, to facilitate the provision of the Registration Services. In furtherance of, and not in limitation of, the

i

foregoing authorization and designation, the Attorney-in-Fact, acting through its duly-authorized officers, shall have the full power and authority in the name, place and stead of the FUND to execute, acknowledge and deliver any and all documents, amendments, waivers, affidavits, certificates, contracts, agreements or instruments, including, without limitation, (i) subscription and related documentation and (ii) re-registration and related documentation, and accept any and all consents, opinions, instruments or agreements and effect any and all actions which it deems necessary or advisable in connection with the provision of the Registration Services, as applicable, and any transactions contemplated or necessitated thereby, including, without limitation, the preparation and execution on behalf of the Fund of (a) subscription agreements or related documentation and/or (b) relevant re-registration and related documents, and the registering or re-registering, as applicable, of Fund holdings of Underlying Interests in the name of STATE STREET for the benefit of the AIP MACRO REGISTERED FUND A.

4. The undersigned FUND agrees that the Attorney-in-Fact shall not be liable for any error of judgment or for any act done or omitted to be done or for any mistake of fact or law, and the undersigned FUND further agrees to indemnify and to hold the Attorney-in-Fact harmless against any loss, claim, damage, liability, expense or cost (including attorney’s and other fees) (each a “Loss”) incurred on the Attorney-in-Fact’s part arising out of or in connection with acts undertaken or omitted to be taken as Attorney-in-Fact hereunder, including, but not limited to, any loss, claim, damage, liability, expense or cost (including attorney’s and other fees) resulting from any error, misrepresentation or oversight in (or in respect to) any documentation executed by the Attorney-in-Fact for and on behalf of the FUND in connection with the (i) subscription by the Fund of Underlying Interests in Underlying Funds (or, more generally, in connection with the provision by STATE STREET of Subscription Services); (ii) re-registration of Underlying Interests held for the benefit or account of the Fund by third-party custodians into the name of STATE STREET for the benefit of the AIP MACRO REGISTERED FUND A (or, more generally, in connection with the provision by STATE STREET of the Re-registration Services); and/or (iii) the provision of Registration Services under the Registration Services Agreement generally, in each case, except to the extent any such Loss has not arisen out of State Street’s fraud, gross negligence or willful misconduct.

5. Notwithstanding anything to the contrary set forth herein, this Power of Attorney shall remain in full force and effect unless revoked or cancelled in writing by the FUND and shall be governed and construed in accordance with the laws of The Commonwealth of Pennsylvania, United States of America.

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DATED this 11th day of May, 2012.

AIP MACRO REGISTERED FUND A

By:
Name: Francie Tai Title: Assistant Treasurer

*     *     *     *     *

The Commonwealth of Pennsylvania )

) ss.

County of Montgomery )

On May         , 2012 before me,                     , Notary Public, personally appeared Francie Tai in her capacity as an Assistant Treasurer of the AIP MACRO REGISTERED FUND A, proved to me through satisfactory evidence of identification to be the person whose name is subscribed to the attached Power of Attorney, and acknowledged to me that she had executed the same on behalf of the AIP MACRO REGISTERED FUND A in her capacity as an authorized signatory thereof, and that by her signature on the instrument, the entity upon behalf of which she acted executed the instrument.

WITNESS my hand and official seal on the date set forth above.

Notary Public

My Commission expires:

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APPENDIX B

REQUIRED TRADE TICKET LANGUAGE

Investment Trade Ticket

Position Detail:	Investment Entity: Investment Name: Investment Manager: Strategy:
Trade Details:	Trade Date: Funding Date: Trade Type: Investment Amount: Share Information- Class: Series: Currency:

Execution Date:

Notes:

Authorized By:

Pursuant to that certain Registration Services Agreement by and between the Investment Entity and State Street Bank and Trust Company (“State Street”), the Investment Entity hereby instructs State Street to complete and execute the Subscription Agreement(s) attached hereto for the investment listed above (“Investment”) and to register this holding in the name of State Street in its capacity as custodian of the Investment Entity, or in a related nominee name and to subscribe for interests in the Investment.

The Investment Entity hereby represents, warrants, and covenants to State Street as follows:

1. The Investment Entity has reviewed the Subscription Agreement(s) attached hereto relating to the Investment. All of the representations, warranties, statements, undertakings, covenants, agreements and obligations of the subscriber in such Subscription Agreement(s) are true and correct with respect to the Investment Entity. The Investment Entity agrees that all of the representations, warranties, undertakings, statements, covenants, agreements and obligations contained therein relating to the subscriber are solely those of the Investment Entity and not those of State Street, and that State Street shall not have any responsibility or liability with respect thereto. The Investment Entity expressly accepts responsibility for any indemnifications obligations, repayment obligations or obligations committing the Investment Entity to take future action.

2. The Fund Profile for the Investment Entity currently on file with State Street is true, complete and correct as of the date hereof, and the Investment Entity hereby authorizes and directs State Street to complete the Subscription Agreement(s) based on the information contained in such Fund Profile.

3. The Investment Entity has reviewed the offering memorandum and all other documents relating to each Investment and approves the Investment Entity's investment into the Investment.

4. The Investment Entity meets the eligibility requirements to become an investor in the Investment.

5. The Investment Entity agrees that this trade ticket constitutes Proper Instructions as defined under the Registration Services Agreement, and that the rights of State Street under the Registration Services Agreement, in particular the right to indemnification, will apply to the actions of State Street contemplated hereby.